Exhibit 99.1

Healthcare Triangle Completes Strategic Acquisition of Niyama Healthcare and Ezovion Solutions

Pleasanton, California, June 16, 2025. (NewMediaWire) -- Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the "Company"), a visionary leader in digital transformation solutions for the healthcare and life sciences industries, today announced the successful closing of its acquisition of the business and assets of Niyama Healthcare, Inc., a mental health SaaS platform, along with a 100% equity stake in Ezovion Solutions Private Limited, a hospital information systems provider.

The acquisition, executed through HCTI’s wholly owned subsidiary QuantumNexis, significantly strengthens HCTI’s global footprint and enhances its offerings in the digital healthcare market and deepens its presence in the mental health and hospital information system (HIS) markets across India, Southeast Asia, and Europe.

Under the terms of the agreement:

●	HCTI has acquired Niyama’s Mental Health SaaS platform, including intellectual property, contracts, and key personnel.

●	The transaction also includes 100% ownership of Ezovion Solutions Pvt. Ltd., a company recognized for its integrated Hospital Information System (HIS) and Electronic Health Records (EHR) solutions. The total consideration includes $1.5 million in cash (with $1.2 million paid at closing), $3 million in restricted common stock of HCTI, and up to $1.2 million in earn-out payments contingent on first-year financial performance.

The transaction adds both strategic and financial value to HCTI,” added David Ayanoglou, Chief Financial Officer of HCTI. This strategic acquisition aligns with our mission to transform healthcare delivery through intelligent, integrated platforms,” said Sujatha Ramesh, Chief Operating Officer of HCTI.

Key strategic benefits of the acquisition include:

●	Expansion of HCTI’s product offerings into the high growth segments such as mental health and specialty care addressing global healthcare requirements with scalable SaaS offerings.

●	Enhance HCTI’s AI and cloud-first architecture through the addition of Niyama’s and Ezovion’s platforms.

●	Addition of recurring revenue streams with the new subscription-based offerings in mental health, hospital segments complementing existing Data and Analytics offerings.

●	Strengthening of the technology backbone supported by a unified digital health platform.

●	Acquisition of high-quality talent with domain experience and innovation capabilities.

●	Immediate cross-selling opportunities across HCTI’s existing hospital and clinic customer base.

During the transition period through August 15, 2025, Niyama will continue to support operational continuity including revenue collection and payroll processing, while full integration with HCTI systems and personnel is underway.

About Healthcare Triangle (HCTI)

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST’s Risk-based, 2-year (r2) certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, data lifecycle management, healthcare interoperability, and clinical and business performance optimization. www.healthcaretriangle.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995), and include, among others, statements regarding the consummation of the private placement, satisfaction of the customary closing conditions of the private placement and the use of the proceeds therefrom. Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate." The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions, including market and other conditions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors out lined in the company's annual report on form 10-K for the year ended December 31, 2024, on file with the Securities Exchange Commission (the “SEC”) and in previous filings, subsequent filings and future periodic reports filed with the SEC. All the company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

Investors:

1-800-617-9550

ir@healthcaretriangle.com